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                                                                     EXHIBIT 8.1

                            MAYER, BROWN, ROWE & MAW

                            190 South La Salle Street

                          Chicago, Illinois 60603-3441



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                                                                  (312) 782-0600
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                                  June 27, 2003


Capital One Auto Receivables, LLC
2980 Fairview Park Drive
Falls Church, Virginia  22042

Re: Capital One Auto Receivables, LLC
    ---------------------------------
    Registration Statement on Form S-3
    ----------------------------------


Ladies and Gentlemen:

     We have acted as special federal tax counsel for Capital One Auto Receivables, LLC, a Delaware limited liability company (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates"). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee or a limited liability company (each, a "LLC") to be formed pursuant to a Limited Liability Company Agreement (each a "LLC Agreement") by the Company. For each series, the Notes will be issued pursuant to an Indenture (the "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee and the Certificates will be issued pursuant to a Trust Agreement.

     In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration

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Capital One Auto Receivables, LLC
June 27, 2003
Page 2

Statement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of LLC Agreement and the form of Purchase Agreement (each, a "Purchase Agreement") between the Company and Capital One Auto Finance, Inc. (collectively, the "Operative Documents").

     Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectus and in the forms of Prospectus Supplement (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions "Summary of Terms-Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences" (as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement) accurately reflect our opinion.

     We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                    Very truly yours,


                                                    /s/ Mayer, Brown, Rowe & Maw

                                                    MAYER, BROWN, ROWE & MAW

SML/JVG/CBH